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                           N E W S   R E L E A S E

For Immediate Release

Contact:  HemaCare Corporation
       	  JoAnn Mannise, Director of Investor Relations
          877-310-0717
          www.hemacare.com

RELEASE DATE:  June 17, 2004

    HEMACARE ANNOUNCES INVESTIGATIONAL SITE AGREEMENT WITH OTSUKA AMERICA PHARMACEUTICAL AND TERMINATION OF DARTMOUTH BLOOD CENTER MANAGEMENT CONTRACT
_______________________________________________________________________________

       LOS ANGELES - - - - HemaCare Corporation (OTC Bulletin Board: HEMA.OB) announced today that Otsuka America Pharmaceutical, Inc. ("Otsuka") has expanded its contract with HemaCare to perform all of the set-up, verification and training services associated with Otsuka's clinical trials of the Adacolumn(R) Apheresis System, an investigational device being studied for the treatment of various autoimmune disorders. Otsuka currently has several clinical trials underway and plans a substantial expansion of up to 45 investigational sites in the United States and Canada.

       HemaCare is a major provider of therapeutic apheresis services in the United States. HemaCare has expertise in apheresis technologies and has a staff of trained clinicians familiar with the set-up and verification of new apheresis applications. HemaCare also manages blood donor centers and therapeutic apheresis programs throughout the United States.

       In addition to the set-up and verification services for the Adacolumn Apheresis System at each of the new investigational sites, HemaCare will also provide the study investigators and nurses with training on the Adacolumn System. Otsuka has also requested HemaCare's assistance in establishing new investigational sites in locations currently served by HemaCare's operations. Additionally, Otsuka has selected HemaCare to perform Adacolumn Apheresis procedures, principally in HemaCare's main apheresis markets, New York and Los Angeles, in support of the clinical trial effort. The contract for these services runs through April of 2006 and has the potential to generate $800,000 of additional revenue for HemaCare.

                                    - more -

       Commenting on the announcement, Judi Irving, President and Chief Executive Officer of HemaCare Corporation, stated, "We are very pleased that Otsuka has selected HemaCare to assist with this important clinical trial effort. Otsuka is an excellent company and is well respected in the healthcare industry. We are excited about the opportunity to assist in the development of this technology."

       HemaCare Corporation also announced today the termination of the blood center management contract with Dartmouth-Hitchcock Medical Center as of June 21, 2004. This contract generated $352,000 in revenue in the first quarter of 2004, and $1,053,000 for all of 2003.

                         ABOUT HEMACARE CORPORATION

	Founded in 1978, HemaCare is a national provider of blood products and services, and is believed to be the only publicly traded company engaged in the blood industry in the United States. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The Company focuses on providing cost effective, high quality solutions to the blood-related needs of U.S. hospitals and others.

This press release contains "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended.) Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words
"anticipates," "expects," "intends," "plans" and variations and similar expressions. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the potential revenues realizable from the Company's expanded relationship with Otsuka, the Company's need to successfully complete its operating plan to improve profits; the potential loss of the Company's lines of credit; the potential inability of the Company to meet future capital needs; increasing costs that the Company may not be able to pass on to customers because the market price for blood does not necessarily reflect the costs of collecting and processing it; declining blood donations; the Company's dependence on reimbursement rates of third party providers; its increasing reliance on outside laboratories; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the need to obtain services of qualified medical professionals; the impact of heavy regulation in the Company's industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism;
the provisions of the Company's charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; volatility in our stock price; potential dilution that could result from future sales of the Company's common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.



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